Exhibit 10.2

SERVICE AGREEMENT
UNDER RATE SCHEDULE FTS

THIS AGREEMENT, made and entered into as of this 1st day of January, 2004, by and between DOMINION COVE POINT LNG, LP (“Operator”) and WASHINGTON GAS LIGHT COMPANY (“Buyer”).

WITNESSETH: That in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     Section 1. Service to be Rendered. Operator shall perform and Buyer shall receive service in accordance with the provisions of the effective Rate schedule FTS, the applicable General Terms and Conditions of Operator’s FERC Gas Tariff, Original Volume No. 1, on file with the Federal Energy Regulatory Commission (Commission), as the same may be amended or superseded in accordance with the rules and regulations of the Commission and the terms and conditions of the Service Agreement including Appendix A. The maximum obligation of Operator to provide FTS service to or for Buyer is specified in Appendix A, as the same may be amended from time to time by agreement between Buyer and Operator. Service hereunder shall be provided subject to the provisions of Subpart G of Part 284 of the Commission’s regulations.

     Section 2. Term. Service under this Agreement shall commence as of ten days after the date that Operator notifies Buyer that Operator is prepared to transport gas under this Agreement, but no earlier than June 1, 2004, and shall continue in full force and effect for a primary term of twenty years. This Agreement shall continue from year to year thereafter until either party gives at least twelve months’ written notice to the other prior to the start of a contract year. Pre-granted abandonment shall apply upon termination of this Agreement, provided, however, that Buyer shall have any rights of first refusal applicable under the tariff.

     Section 3. Rates. Buyer shall pay Operator the rates and charges described on Exhibit B.

     Section 4. Notices. Notices to Operator under this Agreement shall be addressed to it at 120 Tredegar St., Richmond, VA 23219 Attention: Jeffrey L. Keister and notices to Buyer shall be addressed to it at 6801 Industrial Rd. Springfield, VA 22151 Attention: Tim Sherwood Dept. Head Energy Acquisition until changed by either party by written notice.

DOMINION COVE POINT LNG, LP		WASHINGTON GAS LIGHT COMPANY
By: Its Partner,
Dominion Cove Point LNG Company, LLC Operator		Buyer

By:	/s/ [ILLEGIBLE]	By:	/s/ Terry McCallister

Its:	Managing Director, Transmission	Its:	Terry McCallister
	Marketing & Customer Service		President and
Chief Operating Officer

Appendix A
To
FTS Service Agreement
Between DOMINION COVE POINT LNG, LP (Operator)
And WASHINGTON GAS LIGHT COMPANY (Buyer)
Dated as of January 1, 2004

Maximum Firm Transportation Quantity (MFTQ): 350,000 (Dth/day)
FTS Service is not being performed as the Elected FTS Service option pursuant to Rate Schedule FPS-l, FPS-2 or FPS-3.

Primary Receipt Points

	Measuring	Maximum Daily
	Station Name	Quantity (Dth/day)
1.	Interconnect between Dominion Transmission, Inc. And Operator at Loudoun, VA	100,000
2.	Interconnect between Transcontinental Gas Pipeline Company and Operator at Pleasant Valley	150,000
3.	Interconnect between Columbia Gas Transmission Corporation at Loudoun, VA	100,000

Primary Delivery Points

	Measuring	Maximum Daily
	Station Name	Quantity (Dth/day)
1.	Interconnect between Operator and Buyer at Centerville	95,000
2.	Interconnect between Operator and Buyer at White Plains	9,000
3.	Interconnect between Operator and Buyer at Gardnier Road	234,000
4.	Interconnect between Operator and Buyer at Prince Fredrick	6,000
5.	Interconnect between Operator and Buyer at Patuxent	6,000

The Master List of Interconnects (MLI) as defined in the General Terms and Conditions of Operator’s Tariff is incorporated herein by reference for the purposes of listing valid secondary receipt points and delivery points.

[SIGNATURES ON FOLLOWING PAGE]

WASHINGTON GAS LIGHT		DOMINION COVE POINT LNG, LP
COMPANY		By: Its Partner, Dominion Cove Point LNG
Company, LLC

By:	/s/ Terry McCallister	By:	/s/ [ILLEGIBLE]

Title:	Terry McCallister	Title:
Date:	President and	Date:
Chief Operating Officer

Appendix B
To
FTS Service Agreement
Between Dominion Cove Point LNG, LP (Operator) and
Washington Gas Light Company (Buyer)
Dated as of January 1, 2004

Rates and Charges:

     Unless otherwise mutually agreed in a written amendment to this Agreement, Buyer shall pay Operator for transportation services rendered pursuant to this Agreement, the maximum rates and charges, including the incremental fuel retention and electric power surcharge, provided under Rate Schedule FTS for the Cove Point East Project set forth in the “Summary of Incremental Rates” in Operator’s effective FERC Gas Tariff, as well as all other rates, charges, surcharges, and penalties applicable under Rate Schedule FTS, including the maximum usage charge and the applicable Fuel Retention Percentage. Upon the beginning of the term of this Agreement, the incremental reservation rate shall be consistent with the FERC’s order granting Operator its certificate in Docket Nos. CP03-74-000.

Dominion Cove Point LNG, LP
FERC Gas Tariff	First Revised Sheet No. 12
Pro Forma Original Volume No. 1

SUMMARY OF INCREMENTAL RATES
($ PER DTH)

	Base	Reservation
	Reservation	Electric	Fuel
	Rate	Surcharge 1/	Retention 2/
Cove Point East (X-l)	1.9704	0.3016	0.30%

1/ Updated annually in electric tracker.
2/ Updated annually in fuel tracker.

Issued by: Anne E. Bomar, Managing Director-Rates & Regulatory
Issued on:	Effective on: